EXHIBIT 10.1

Debt Settlement Agreement

between

APT Systems, Inc and Tangiers Global, LLC

This Debt Settlement Agreement (this "Agreement") is made and entered into on November 14, 2016.

Whereas, APT Systems, Inc. ("the Company") has debt by way of notes in the total stated amounts of $46,000 Promissory Note dated April 14, 2016 ("Note 1") and $55,000 Promissory Note dated April 14, 2016 ("Note 2", and together with Note 1, the "Notes") owed to Tangiers Global, LLC ("Tangiers").

Whereas, the Company is delinquent in payment of the Note 1 and has thus accrued interest, late fees and penalties assessed in the total stated amount of $31,625.00.

Whereas, the Company wishes to resolve this debt swiftly and amicably, and both parties have reviewed and completed this form as paperwork necessary for the debt settlement process.

Now, therefore, both parties agree to the following as a settlement of the entire debt:

1.

The Company will pay Tangiers a total of $25,000 in cash (the "Settlement Payment") to satisfy all of its outstanding debt obligations under the Notes. Payment will be delivered by wire transfer, per Tangiers' instructions. Once the Settlement Payment has cleared into Tangiers' bank account, and upon confirmation, in writing, from Tangiers, the Transfer Agent Reserve for both Notes may be extinguished. Until such time as the Settlement Payment has cleared into Tangiers' account, Tangiers will retain full rights and remedies under the Notes.

2.

Repayment will be made via an escrow/trust account disbursement (attached as "Exhibit A") on November 14, 2016, and will clear into Tangiers' account on or before close of business November 14, 2016 (the "Payment Date").  This escrow/trust account will be established by the Company at Legal & Compliance, LLC (the "Escrow/Trust Account") and the Settlement Payment will be executed immediately upon the Company's receipt of cleared funds in the Escrow Account from an investor, which is scheduled to occur on or about November 11, 2016.

3.

Failure on the part of the Company to make the payment in full by Payment Date will result in a breach of this Agreement and Tangiers shall be allowed to assess additional late fees and penalties as outlined in the Notes. This Agreement may only be amended when agreed to in writing by both parties.

4.

Failure to make payments under this Agreement gives Tangiers' additional cause and justification to proceed with debt collection proceedings and to pursue any legal avenues in the appropriate courts of law.

[Signature Page to Follow]

/s/ Glenda Dowie

11/14/2016

Signed on behalf of APT Systems, Inc

Date

Date Print Name and Title: Glenda Dowie, President/CEO

Acceptance

_____________

11/14/2016

Signed on behalf of Tangiers Global, LLC

Date

Print Name and Title:                  Managing Member